EXHIBIT 4.21

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of March 23, 2017, by and among Hughes Satellite Systems Corporation (formerly known as EH Holding Corporation), a Colorado corporation (the “Company”), the guarantors listed on the signature pages to the Secured Indenture (the “Guarantors”), Cheyenne Data Center L.L.C., a Colorado limited liability company (the “Supplemental Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Secured Indenture referred to below.

RECITALS

WHEREAS, the Company, the guarantors listed on the signature pages thereto and the Trustee and Collateral Agent entered into that certain Secured Indenture, dated as of June 1, 2011, relating to the 6½% Senior Secured Notes due 2019 of the Company in original principal amount of $1,100,000,000 (the “Secured Notes”), as supplemented by a Supplemental Indenture, dated as of June 8, 2011, by and among the Company, the Guarantors and the Trustee and Collateral Agent and as further supplemented by a Second Supplemental Indenture, dated as of March 28, 2014, by and among the Company, the guarantors listed on the signature pages thereto and the Trustee and Collateral Agent (as so supplemented, the “Secured Indenture”);

WHEREAS, the Company has formed a new Wholly Owned Subsidiary, the Supplemental Guarantor;

WHEREAS, the Supplemental Guarantor is a Restricted Subsidiary of the Company;

WHEREAS, pursuant to Section 4.13 of the Secured Indenture, the Supplemental Guarantor is required to become a Guarantor under the Secured Indenture; and

WHEREAS, this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (FATCA) purposes.

AGREEMENT

NOW, THEREFORE, the parties to this Third Supplemental Indenture hereby agree as follows:

Section 1. The Supplemental Guarantor shall be a Guarantor under the Secured Indenture and be bound by the terms thereof applicable to Guarantors and shall deliver an executed Guarantee pursuant to Section 11.02.

Section 2. This Third Supplemental Indenture is an amendment supplemental to the Secured Indenture, and the Secured Indenture and this Third Supplemental Indenture will henceforth be read together.

Section 3. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Third Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

HUGHES SATELLITE SYSTEMS CORPORATION

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
as Guarantors

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HUGHES COMMUNICATIONS, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HUGHES NETWORK SYSTEMS, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS FINANCE CORP.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS REAL ESTATE, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS-INDIA VSAT, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary
HNS-SHANGHAI, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS LICENSE SUB, LLC,
as a Guarantor

By: Hughes Network Systems, LLC, its Sole Member

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

Americas 92519329